UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
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        Date of Report (Date of earliest event reported): March 15, 2006
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                                NT HOLDING CORP.
               (Exact name of registrant as specified in Charter)

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
             NEVADA                            000-15303                             73-1215433
(State or other jurisdiction of          (Commission File No.)           (IRS Employee Identification No.)
 incorporation or organization)
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                        8th Floor, No. 211 Johnston Road
                               Wanchai, Hong Kong
                    (Address of Principal Executive Offices)

                                  852-9188-2864
                            (Issuer Telephone Number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On March 15, 2006, Mr. Teo Chong Nghee was appointed as the Company's Chief Operating Officer and as a member of the Company's Board of Directors.

Also on March 15, 2006, Mr. Loo Pak Hong was appointed as the Company's Chief Financial Officer.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new officers and director had, or are to have, a direct or indirect material interest.

The new director has not been appointed to any committees of the Board of Directors. The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Mr. Teo Chong Nghee, age 59, has over 35 years of experience in senior management, merchant banking, and project finance with a focus on natural resource and related transactions. Most recently, since 1992, he has been the founder and a senior executive of Creafin & Associates Pte. Ltd., a Singapore-based financial planning, project finance and corporate advisory practice. In that position, Mr. Teo has supervised the successful public offerings and stock listings of several natural resource and technology companies on the New York, Singapore and Hong Kong stock exchanges, and has facilitated and advised on numerous mergers, acquisitions, and financing transactions. From 1981 to 1992, he served in various positions with N M Rothschild & Sons (Singapore) Limited ("Rothschild"), including as Managing Director and member of that company's Asia Pacific Board covering Asia and Australasia. In that capacity, Mr. Teo was responsible for all of Rothschild's operations in Southeast Asia, and established Rothschild's first private equity fund in Asia. Prior to his involvement with Rothschild, he was engaged in senior corporate management positions with a UK-controlled public company based in Singapore. Mr. Teo is a graduate of the University of New South Wales in Sydney, Australia, where he received a degree in Industrial Engineering.

Mr. Loo Pak Hong, age 54, was appointed as a director and as CEO of Axcan International, Ltd. in May 2004, which is a company based in Hong Kong engaged in the business of manufacturing and distributing medical devices. From June, 1998, to November, 2003, he was the General Manager of China Toll Bridge & Roads Limited (a Singapore listed company), and was responsible for the overall administration and accounting function of that company, including the handling of all finance-related matters such as financial and tax planning and financial forecasting. Mr. Loo is a Fellow of the Institute of Chartered Accountants in England and Wales and a Fellow of the Institute of Chartered Accountants in Australia. He holds a Master of Business Administration (MBA) degree from the City University, London.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 22, 2006                 NT HOLDING CORP.

                                      /s/ Chun Ka Tsun
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                                      By: Chun Ka Tsun
                                      Its: Chief Executive Officer and Director













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